UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

In connection with the previously disclosed unsecured bridge loan facility with JP Morgan Chase Bank and Merrill Lynch Bank USA, TECO Energy, Inc. (the company) has borrowed $124,081,721, the proceeds of which were used to purchase trust preferred securities in the remarketing of the $162,723,175 aggregate stated liquidation amount of TECO Capital Trust II trust preferred securities. The company received the proceeds of this loan on October 15, 2004 and expects to repay the loan with the proceeds to be received upon the settlement of the purchase contracts that are a part of the company’s equity security units. The purchase contracts are scheduled to settle on January 15, 2005, and the loan matures on January 20, 2005 subject to the company’s right to extend the maturity until February 22, 2005.

Section 8 – Other Events

Item 8.01: Other Events

(a) On October 12, 2004, $162,723,175 of TECO Capital Trust II trust preferred securities out of a total $180,223,175 aggregate stated liquidation amount of such trust preferred securities outstanding were remarketed, and the distribution rate on the trust preferred securities was reset to a coupon rate of 5.934% per annum, payable quarterly, effective on and after October 16, 2004 in connection with the remarketing. At the closing of the remarketing on October 15, 2004, the company purchased $122,723,175 of the trust preferred securities that were remarketed. The company will retire the trust preferred securities it purchased.

(b) In a press release dated October 18, 2004 filed as Exhibit 99.1 hereto and incorporated herein by reference, TECO Energy, Inc. announced certain leadership changes.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated October 18, 2004 announcing certain leadership changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2004	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release dated October 18, 2004 announcing certain leadership changes.

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